EXHIBIT 99.1

NEWS RELEASE

LivaNova Announces Settlement Agreement to Resolve Certain Litigation in the U.S. Related to the 3T Heater-Cooler Device

London, March 29, 2019 – LivaNova PLC (NASDAQ:LIVN), a market-leading medical technology company, today announced an agreement to settle approximately 75 percent of the previously disclosed litigation in the U.S. related to the Company’s 3T Heater-Cooler device.
Under the terms of the agreement and subject to certain conditions, including acceptance of the settlement by individual claimants, the Company has agreed to a settlement framework that provides for a comprehensive resolution of the personal injury cases pending in the multi-district litigation in U.S. federal court, a related class action case pending in U.S. federal court, as well as certain cases in state courts across the U.S. The agreement provides for a total payment of up to $225 million to resolve the claims covered by this settlement, with up to $135 million to be paid no earlier than July 2019 and the remainder in January 2020. LivaNova established a reserve of $294 million in the fourth quarter of fiscal year 2018 in connection with the 3T Heater-Cooler litigation generally.
“We believe entering into the settlement is in the best interest of the Company, its shareholders and patients, because it will remove ongoing costs and uncertainty as we focus on executing our strategy to deliver quality care to patients around the world,” said Damien McDonald, Chief Executive Officer of LivaNova.
“We are pleased with the manner in which LivaNova has responded to these claims,” said Sol Weiss, Lead Counsel for the Plaintiffs’ Executive Committee, which had been directing the federal litigation for the claimants. “These were complicated cases and the patients involved with this litigation have difficult medical histories. Protracted litigation was in no one’s interest, as the plaintiffs could benefit from settlement proceeds today. We especially appreciate the guidance from U.S. District Judge John E. Jones III, who oversaw the federal litigation."
LivaNova makes no admission of liability under the agreement and can void the agreement if certain conditions, including participation rates by 95 percent of each of the categories of plaintiffs,

are not met. The Company continues to stand behind the 3T Heater-Cooler device, and will vigorously defend the product and company actions in the remaining cases.

About LivaNova
LivaNova PLC is a global medical technology company built on nearly five decades of experience and a relentless commitment to improve the lives of patients around the world. LivaNova’s advanced technologies and breakthrough treatments provide meaningful solutions for the benefit of patients, healthcare professionals and healthcare systems. Headquartered in London, LivaNova has a presence in more than 100 countries worldwide. The Company currently employs approximately 4,000 employees. LivaNova operates as two businesses: Cardiovascular and Neuromodulation, with operating headquarters in Mirandola (Italy) and Houston (U.S.), respectively.
For more information, please visit www.livanova.com.

Safe Harbor Statement
This news release contains forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Forward-looking statements are not historical facts but are based on certain assumptions of management and describe LivaNova’s future plans, strategies and expectations. Forward-looking statements can generally be identified by the use of forward-looking terminology, including, but not limited to, "may," “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” "believe," "will," "expect," "anticipate," "estimate," "plan," "intend," "forecast," or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Forward-looking statements contained in this news release are based on information presently available to LivaNova and assumptions that LivaNova believes to be reasonable, but are inherently uncertain. As a result, LivaNova’s actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements, which are not guarantees of future performance or actions that may be taken by LivaNova and involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond LivaNova’s control. You should carefully consider the risks and uncertainties that affect LivaNova, including those described in the “Risk Factors” section of LivaNova’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the United States Securities and Exchange Commission.

All information in this news release is as of the date of its release. LivaNova does not undertake or assume any obligation to update publicly any of the forward-looking statements in this news release to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this news release.
LivaNova PLC Investor Relations and Media

Melissa Farina, +1 (281) 228-7262
Vice President, Investor Relations
InvestorRelations@livanova.com

Deanna Wilke, +1 (281) 727-2764
Director, Corporate Communications
Corporate.Communications@livanova.com

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